UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 1, 2005
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Annual Incentive Program

On February 22, 2005, the Committee of Independent Directors (as to the Chief Executive Officer) and on February 21, 2005, the Executive Compensation Committee (as to the other executive officers) of the Board of Directors awarded the following incentive awards for the Corporation's fiscal year ended January 2, 2005, under the Corporation's 2004 annual incentive program:

Officer	Title	Incentive Award
Thomas H. Johnson	Chairman & Chief Executive Officer and Director	$420,000
Andrew J. Kohut	President	$180,000
Keith Gilchrist	Executive Vice President and Chief Operating Officer and Director	$210,000 (1)
Neil Rylance (3)	Executive Vice President - European Packaging	$165,000 (1)
J.P. Causey Jr.	Executive Vice President, Secretary & General Counsel	$150,000
Joel K. Mostrom (3)	Senior Vice President & Chief Financial Officer	$115,000

In addition, the Committee of Independent Directors (as to the Chief Executive Officer) and the Executive Compensation Committee (as to the other executive officers) of the Board of Directors approved award guidelines for the Corporation's executive officers for the Corporation's fiscal year ended January 1, 2006, under the Corporation's 2005 annual incentive program. The criteria for awards under the 2005 annual incentive program for the executive officers are based on (a) the Corporation's financial performance, as measured by earnings per share and achievement of a target performance based on earnings before interest, taxes, depreciation and amortization less capital expense margin and (b) the officer's achievement of individual goals. For Messrs. Gilchrist and Rylance, who are business unit managers, a portion of the award criteria is also based on the financial performance of their business unit as measured by earnings before interest, taxes, depreciation and amortization and average working capital utilization. The target awards for the executive officers range from 50% to 70% of base salary, with the Chief Executive Officer having a 70% target.

Long-term Incentive Program

The Committee of Independent Directors (as to the Chief Executive Officer) and the Executive Compensation Committee (as to the other executive officers) of the Board of Directors have also approved long-term incentive awards for the executive officers for the 2005-2007 cycle of the Corporation's 1997 Incentive Program, awarding performance-based restricted shares to the executive officers on January 5, 2005 as follows:

Officer	Title	Long-term Incentive Award
Thomas H. Johnson	Chairman & Chief Executive Officer and Director	45,000 shares
Andrew J. Kohut	President	20,000 shares
Neil Rylance (3)	Executive Vice President - European Packaging	16,000 shares
J.P. Causey Jr.	Executive Vice President, Secretary & General Counsel	10,500 shares
Joel K. Mostrom (3)	Senior Vice President & Chief Financial Officer	10,000 shares

The restricted shares for the 2005-2007 cycle, or portions thereof, will vest at the end of the cycle if specific cash generation and earnings per share growth targets are achieved.

In lieu of participation in the 2005-2007 cycle of the 1997 Incentive Program, the Executive Compensation Committee approved for Mr. Gilchrist a special 2005 cash incentive with a target award of 94,000 pounds Sterling based on growth of earnings per share, achievement of a target performance based on earnings before interest, taxes, depreciation and amortization less capital expense margin and his achievement of individual goals.

Fiscal 2005 Compensation

Effective as of January 1, 2005, the Committee of Independent Directors (as to the Chief Executive Officer) and the Executive Compensation Committee (as to the other executive officers) of the Board of Directors have also approved annual base salaries for the Corporation's executive officers as follows:

Officer	Title	Compensation
Thomas H. Johnson	Chairman & Chief Executive Officer and Director	$700,000
Andrew J. Kohut	President	$366,500 $420,000 (2)
Keith Gilchrist	Executive Vice President and Chief Operating Officer and Director	$527,094 (1)
Neil Rylance (3)	Executive Vice President - European Packaging	$354,540 (1) $399,000 (1)(2)
J.P. Causey Jr.	Executive Vice President, Secretary & General Counsel	$270,000
Joel K. Mostrom (3)	Senior Vice President & Chief Financial Officer	$255,200 $275,000 (2)

(1) - To be paid in pounds Sterling

(2) - Effective July 1, 2005

(3) - Messrs. Rylance and Mostrom were elected executive officers of the Corporation effective January 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: February 25, 2005	BY:	/s/ J.P. Causey Jr.
J.P. Causey Jr.
Executive Vice President, Secretary & General Counsel